Exhibit 10.4

CONFIDENTIAL TREATMENT REQUESTED - CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND SEPARATELY FILED WITH THE COMMISSION.

***	INDICATES CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION

SHAREHOLDERS AGREEMENT

THIS SHAREHOLDERS AGREEMENT (“this Agreement”) is made as of this 30th day of March 1999 by and among

EDB Investments Pte Ltd, a company incorporated in the Republic of Singapore and organized and existing under the laws of the Republic of Singapore, with its registered head office at 250 North Bridge Road, #27-04, Raffles City Tower, Singapore 179101 (“EDBI”)

of the first part

and

Koninklijke Philips Electronics N.V., a corporation organized and existing under the laws of The Netherlands, with its registered head office at Groenewoudseweg 1, 5621 BA Eindhoven, The Netherlands (“Philips”)

of the second part

and

Taiwan Semiconductor Manufacturing Company Ltd, a corporation organized and existing under the laws of the Republic of China, with its registered head office at No. 121 Park Avenue III, Science-Based Industrial Park, Hsinchu, Taiwan, Republic of China (“TSMC”)

of the third part

- - WITNESSETH - -

WHEREAS, EDBI, Philips and TSMC including their respective successors and permitted assignees and transferees of their respective entire ownership interest (collectively also referred to herein as the “Shareholders” and individually as a “Shareholder” during the period they have and/or have the right to acquire ordinary shares in SSMC (as defined)) wish to organize a major joint venture company between them in and for the manufacture of tested and untested semiconductor wafers/chips (dies) (“Products”) for supply only to TSMC and its Subsidiaries (“TSMC Group”) and to Philips and its Subsidiaries (“Philips Group”) with true commercial volume production to commence in the calendar year 2000 or thereabouts, it being understood that the term “Subsidiaries” as used in this Agreement in respect of any of the Shareholders shall mean and include any company or other business entity, present or future, in which that Shareholder owns or controls, directly or indirectly, more than fifty percent (50%) of the voting shares or otherwise has a controlling interest, but only so long as such ownership or control exists.

SSMC Shareholders Agreement 15 March 1999

NOW, THEREFORE, in furtherance of the foregoing premise, the parties hereto hereby agree as follows:

ARTICLE I

THE NEW JOINT VENTURE COMPANY

1.01	Name and Articles of Association of the Joint Venture Company

Taking account that Philips has duly arranged for the purpose and has caused the incorporation under the laws of the Republic of Singapore of a new private company limited by shares by the name of “PT Semiconductor Manufacturing Company Pte Ltd”, the Shareholders hereby confirm that promptly upon execution of this Agreement, they shall cause (i) the name of this company to be changed to “Systems on Silicon Manufacturing Company Pte Ltd” or another name mutually agreed, (ii) its authorized capital to be increased as specified in this Agreement and (iii) its Articles of Association to be amended for sake of consistency with the understanding of the Shareholders as set out in this Agreement.

The Articles of Association of the joint venture company, hereinafter referred to as “SSMC”, shall at all times be maintained at the principal office of SSMC.

It is expressly understood that in the event of there being any conflict between the provisions of this Agreement and the Articles of Association of SSMC, then as among the Shareholders the provisions of this Agreement shall prevail and the Articles of Association of SSMC shall be amended with urgency so as to have them comply with the provisions of this Agreement.

1.02	Capitalization

The Articles of Association of SSMC will upon amendment as contemplated in the preceding Section 1.01 state for the sake of flexibility that the total authorized capital of SSMC shall be One Billion and Two Hundred Million Singapore Dollars (S$ 1,200,000,000), consisting of One Million and Two Hundred Thousand (1,200,000) ordinary shares, each with a par value of One Thousand Singapore Dollars (S$ 1,000).

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All shares of SSMC shall be issued in registered form only, shall be of one class and shall have to be paid up in cash.

Upon amendment of the Articles of Association of SSMC as aforesaid, the Shareholders shall subscribe to, shall pay for and shall be issued new shares in SSMC such that (i) EDBI shall hold twenty percent (20%) of SSMC’s then outstanding ordinary shares; (ii) Philips shall hold forty-eight percent (48%) of SSMC’s then outstanding ordinary shares; and, (iii) TSMC shall hold thirty-two percent (32%) of SSMC’s then outstanding ordinary shares.

The first SSMC share issue upon amendment of the Articles of Association will consist of Four Thousand Nine Hundred (4,900) SSMC shares, it being understood that at that time Philips already holds and has paid for One Hundred (100) such shares prior to amendment of the Articles of Association pursuant to the terms of this Agreement.

The number of shares within the authorized capital specified above which the Shareholders have agreed shall be issued in instalments to and shall be subscribed by the Shareholders proportionately, shall be such that at the time of the last share issue referenced hereinafter, the total nominal value of the issued share capital of SSMC in Singapore Dollars will be near equal to Six Hundred Million United States Dollars (US$ 600,000,000) on the basis of then current currency conversion rates at such last instalment or such lower amount as decided upon by the Board of Directors of SSMC by super majority vote as specified in the second part of the second paragraph of Section 2.04.

The actual timing of the instalment share issues after the first share issue referenced above and the exact number of shares included in each such further share issue will be decided upon by the Board of Directors of SSMC with due regard to, on the one hand, the agreed Initial Business Plan of SSMC attached as Annex A hereto and any agreed updates or amendments thereto and on the other hand, the agreed 60-40 equity debt ratio, as to which it is agreed that negative deviations are acceptable until such time that all start-up losses will have recuperated, on the understanding that the equity debt ratio of SSMC should never be worse than 40-60.

1.03	Option rights

At any time after the issued share capital of SSMC has been paid in full up to the agreed US$ 600 million reference value, but within five (5) years after the date of this Agreement or such other date as may be mutually agreed upon in writing between EDBI and Philips, Philips will have the right to purchase in one or more instances any or all of the shares held by EDBI against payment of a price determined on the basis of a detailed formula and other conditions set out in the frame of a separate Option Agreement between Philips and EDBI of even date with this Agreement.

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TSMC will have the right, but not the obligation to buy from Philips a pro-rata share of the EDBI shares so acquired by Philips against payment of the all-inclusive price paid by Philips, including associated transfer costs, and acceptance of the conditions which Philips had to agree to when acquiring the said EDBI shares or any part thereof.

1.04	Purpose and Scope of Business of SSMC

The Shareholders shall organize and operate SSMC for the purpose of providing and selling manufacturing services in relation to the fabrication and supply of tested and untested Integrated Circuits (ICs) in wafer or die form (“Products”) on the basis of product design specifications provided by its customers. Accordingly,

SSMC will not engage in full IC product design or in packaging, unless otherwise agreed by super majority decision of the Board of Directors of SSMC.

The scope of business of SSMC (“the Scope”), which shall focus on the fabrication of Products in advanced production processes of 0.35 micron and below on the basis of an annual output capacity equivalent to 350,000 8” wafers, shall be limited in that SSMC shall provide manufacturing services and supply Products to and only to TSMC Group and Philips Group. Accordingly, SSMC will not be engaged in marketing and sales, other than as required to supply its output to TSMC Group and Philips Group.

The Shareholders agree and confirm that SSMC will at all times operate and will be managed as an independent enterprise on a commercial basis. Its profit and growth ambitions are reflected in the agreed Initial Business Plan of SSMC referenced in Article VII and any agreed updates or amendments thereto approved by super majority decision of the Board of Directors of SSMC.

1.05	Costs

All costs directly related to the incorporation of SSMC and its first issue of shares, the subsequent re-organization of SSMC and outside financing arrangements according to the terms of this Agreement, including, without limitation, reasonable legal costs in that regard, which are incurred by or on behalf of any of the Shareholders with the consent of the other Shareholders prior to the date of the first share issue upon amendment of the Articles of Association of SSMC, will be reimbursed by SSMC.

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ARTICLE II

BOARD OF DIRECTORS, AUDITORS

AND

SHAREHOLDERS’ MEETINGS

2.01	The Board of Directors

The overall management policy of SSMC shall be established by, and the operations of SSMC shall be under the general guidance and control of the Board of Directors of SSMC, which shall have rights and privileges normally pertaining thereto as provided in the Republic of Singapore, unless expressly provided otherwise in this Agreement or in the Articles of Association of SSMC.

2.02	Number of Directors

SSMC shall have a Board of Directors composed of six (6) members. Each of the Shareholders will be from time to time entitled to nominate a number of Directors on a basis substantially proportionate to its then current shareholding in SSMC.

Employees of SSMC will not be eligible for appointment to the Board of Directors of SSMC, but the CEO of SSMC will be invited to the meetings of the Board of Directors as a non-voting member.

2.03	Election of Directors

Promptly upon amendment of the Articles of Association of SSMC and the issuance of shares to the Shareholders as specified in Section 1.02, third paragraph, the Shareholders shall elect and appoint a slate of Directors to the Board of Directors of SSMC according to the representation principle reflected in the preceding Section 2.02. Based on the participation ratio set forth in Section 1.02, third paragraph, EDBI, Philips and TSMC will have the right to nominate one (1), three (3) and two (2) member(s) to the SSMC Board of Directors, respectively, at the time referenced in the preceding sentence.

Each Shareholder will vote its SSMC shares on each future occasion such that the composition of the Board of Directors will be or yet again become in accordance with the principle of representation reflected in the preceding Section 2.02.

The chairman of the Board of Directors will be elected by the Directors appointed, on the understanding that for as long as Philips is the largest shareholder of SSMC, the Board of Directors will at all times elect a Chairman from among the Philips’ representatives.

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2.04	Directors’ Meetings

Except as otherwise specifically provided hereinafter in this Section 2.04, the organization and operation of meetings of the Board of Directors of SSMC, including subjects such as the quorum requirements therefor and the votes required with respect to certain actions to be resolved by the Board of Directors, shall be as specified in the Articles of Association of SSMC.

However, notwithstanding any provision to the contrary in this Agreement or the Articles of Association of SSMC, SSMC shall not (and each of the Shareholders hereto undertakes to take all such steps as are necessary to ensure that SSMC does not), take any action unless the Board of Directors has decided in favour of such action with super majority approval, meaning a majority decision including at least one Board member appointed on the nomination of each of the Shareholders, in respect of the following:

(a)	proposals to shareholders as regards amendment of the Memorandum or Articles of Association or any other constitutional documents of SSMC;

(b)	proposals to shareholders to reduce or cancel the authorized and issued share capital of SSMC;

(c)	proposals to shareholders to issue new shares beyond the levels specified hereinabove in Section 1.02;

(d)	proposals to shareholders to liquidate SSMC;

(e)	proposals to shareholders to have SSMC cease doing business;

(f)	decisions and/or proposals to shareholders to admit new shareholders to SSMC other than allowed under this Agreement for wholly-owned Subsidiaries.

and in respect of the following by a super majority decision, in which at least one Board member appointed on the nomination of TSMC and one Board member appointed on the nomination of Philips have joined in the majority decision:

(g)	the appointment and dismissal of Members of the Management Team;

(h)	the adoption of the SSMC Business Plans (yearly updated, 4-year rolling plans as referenced in Article VII hereinafter), it being understood that the first year covered by such Business Plan can and will be considered as the annual budget;

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(i)	significant investments and divestments;

(j)	investments outside SSMC’s agreed waferfab business scope;

(k)	substantial above-budget spendings, and/or (loan) indebtedness;

(l)	technology transfer agreements between SSMC and any party.

The Board of Directors of SSMC shall meet at least every three (3) months. Unless in case of urgent circumstances, notice of every Board Meeting, including the agenda and relevant papers to be discussed in said Board Meeting shall be given to each Director and all contact-persons to whom notices are to be sent pursuant to Section 12.19, at least fourteen (14) days prior to such meeting and may be given in writing or by fax at the address from time to time notified to SSMC by such Director.

The quorum for each meeting of the Board of Directors of SSMC shall include at least one Director (or his alternate) nominated by each Shareholder. The quorum for reconvened/adjourned meetings shall be any three (3) Directors (or their alternates), provided such quorum includes at least one Director (or his alternate) on the part of two (2) of the SSMC Shareholders. The notice period for such reconvened/adjourned meeting shall at least be fourteen (14) days.

Decisions by the Board of Directors outside an official meeting duly convened shall require unanimous approval of all Board members.

For avoidance of any doubt, it is hereby confirmed that upon a permitted transfer of EDBI’s shares to a third party, EDBI has the option to transfer in accordance with the terms of this Agreement its consent-rights set forth herein (including EDBI’s right to appoint one member of the Board of Directors) to such third party if such third party purchases at least half the total number of shares subscribed by and issued to EDBI.

2.05	Auditors

The auditors of SSMC who shall be an accounting firm of international standing, shall be appointed by the General Shareholder Meeting of SSMC upon proposal by the Board of Directors. In this respect the Shareholders confirm that promptly upon amendment of the Articles of Association of SSMC they shall do all things necessary to have Messrs KPMG of Singapore appointed as auditors of SSMC, unless otherwise agreed by the Shareholders.

The duties of the auditors of SSMC shall be as specified in the Companies Act (Cap.50) of the Republic of Singapore as effective from time to time.

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2.06	Vacancies

If any vacancy occurs, for any reason, in the Board of Directors of SSMC, such vacancy shall be filled by his alternate or an individual nominated by the Shareholder who had nominated the person to be replaced, and the Shareholders shall take such other actions, as may be necessary, to cause the appointment or election of such alternate or nominee to the SSMC Board of Directors. The new nominee shall serve the balance of the term of his predecessor.

2.07	Removals

No Director shall be removed, during the term for which he was elected, without the consent of the Shareholder that nominated that Director for election, which consent shall not be unreasonably withheld, unless that Director is engaged in any act or conduct which is clearly illegal or in violation of his duties hereunder. If any Shareholder proposes to remove any Director it had nominated, each of the other Shareholders shall vote the SSMC’s shares held and/or controlled by it in favor of such removal.

2.08	The Shareholders

The shareholders of SSMC shall have the ultimate control over SSMC in conformity with the applicable laws of the Republic of Singapore as in effect at the time and from time to time.

As specified in SSMC’s Articles of Association or as specified in any resolution duly passed or adopted at the shareholders’ meetings of SSMC, or as required by any applicable provision of Singapore law, certain matters shall be referred to, and passed upon, only by the shareholders of SSMC, and the actions, or the refusal to take actions, of the Board of Directors and the officers of SSMC shall, in all respects and at all times, be in conformity with said charter document, any such resolutions or applicable law. Each Shareholder shall take whatever actions as are necessary to cause the Directors and officers of SSMC nominated by it to act in accordance with the provisions of this Section 2.08. With due regard to the above, it is recognized that the shareholders’ meeting and the meeting of the Board of Directors are to act independently in accordance with the relevant and applicable provisions of Singapore law.

2.09 Shareholders’ Meetings

Regular shareholders’ meetings of SSMC shall be called as specified in the Articles of Association of SSMC. Special shareholders’ meetings shall be called by the Board of Directors of SSMC, or by any other person entitled to call a shareholders’ meeting under the Companies Act of the Republic of Singapore, by complying with the notice and other procedures with respect thereto set out in SSMC’s

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Articles of Association. It is hereby further confirmed that all Shareholders shall act in accordance with Section 2.04 and consequently no shareholder’s resolution shall be taken on any of the issues indicated in Section 2.04, if and as long as the required Board of Directors decision has not been made in accordance with said Section 2.04 and so unless and until the Board of Directors has passed a resolution referring the matter to the Shareholders.

ARTICLE III

MANAGEMENT AND ACCOUNTING PRACTICES

3.01	Management Team

The SSMC Management Team will be responsible for the day-to-day operation of SSMC and will consist of such number of persons as the Board of Directors will determine from time to time.

The Management Team will in any event include a Chief Executive Officer (“CEO”), a Chief Operations Officer (“COO”) and a Chief Financial Officer (“CFO”). In addition, the Management Team will include the two senior managers (if any) nominated by TSMC pursuant to the second paragraph of Section 3.03.

In specific cases, Management Team decisions will be subject to approval or super majority approval by the Board of Directors and/or the General Meeting of Shareholders as the case may be.

3.02	The CEO of SSMC

The CEO of SSMC will be an individual with proven capabilities in the management of an advanced IC production industry and will, upon good faith consultation between Philips and TSMC, be elected at the nomination of Philips by resolution of the Board of Directors of SSMC.

The CEO of SSMC shall be responsible for the overall control of the business and operation of SSMC and shall report to the Board of Directors of SSMC. Subject to the policies of SSMC set by the Board of Directors of SSMC, he shall supervise and control the day-to-day business and operations of SSMC.

3.03	Other Senior Management Personnel

Philips will be given the right to make nominations for the CFO and COO positions upon consultation with TSMC.

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TSMC will have the right to nominate two expert senior managers, one of whom shall be the controller, to act as department heads under the responsibility of the CFO and the COO, if the COO and CFO would not be hired from or at the recommendation of TSMC.

During the initial joint venture period TSMC will have the right to send at any time an expert senior manager to work at SSMC in a senior position as operations engineer.

3.04	Salaries and Incentive Payments

All members of the senior management staff of SSMC, including the CEO and the members of the SSMC Management Team, shall be paid regular salaries for their services as determined by the Board of Directors of SSMC.

Incentive payments in line with local market conditions consistent with the goals of SSMC will be determined and applied according to decision by the Board of Directors of SSMC.

3.05	Accounting and Reporting Practices

(a)	The fiscal year of SSMC shall start as of January 1 and end on December 31 of the same year.

(b)	The CEO of SSMC shall cause to be prepared and furnished to the Board of Directors of SSMC a balance sheet of SSMC and SSMC’s profit and loss statement and cash flow statement with explanatory notes , as of the end of each calendar month, quarter and year. Monthly and quarterly statements shall be furnished in accordance with the reporting requirements of Philips as generally applicable to the members of Philips Group, and year-end statements shall be furnished no more than thirty (30) days after the end of each year.

(c)	All such financial statements shall be prepared in accordance with Philips General Accounting Principles consistently applied, in as far as not in conflict with the accounting principles prescribed by applicable Singapore Law. Unless a Shareholder reasonably objects thereto, SSMC shall further prepare its audited annual accounts in accordance with the Statements of Accounting Standard applicable in Singapore.

(d)

As regard the year-end financial statements, it has been agreed that within one month following the end of each fiscal year, the CEO of SSMC will cause to be prepared and furnished to the Board of Directors of SSMC the unaudited annual accounts of SSMC (provisional balance sheet, profit and loss statement and cash flow statement with explanatory notes). The audited

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annual accounts of SSMC will be submitted within two (2) months following the end of the fiscal year. The auditing of the year-end financial statement shall be done by SSMC’s auditors appointed as specified in Section 2.05 at SSMC’s cost and expense.

(e)	SSMC, at its own expense, shall also produce any other reports required by the competent authorities in the Republic of Singapore.

ARTICLE IV

RESTRICTION ON TRANSFER OF SHARES

AND ON NEW ISSUES

4.01	Restriction on the Disposal of SSMC Shares

Each party hereto understands that the other parties are entering into this Agreement and subscribing to shares in SSMC in reliance upon the continuing involvement of the other parties in the business affairs and operations of SSMC, Philips and TSMC as business and technology partners and EDBI as a business investment promoter and financial shareholders for a limited period of time. Accordingly, except as permitted under Section 1.03, which specifies an option by Philips on shares owned by EDBI, none of the Shareholders shall divest any of its shares in SSMC within five (5) years after the date of this Agreement (except for any transfer to a wholly-owned Subsidiary as and when permitted pursuant to Section 4.03 hereof).

In addition, as regards TSMC and Philips it is further agreed between them that neither of them may divest any of its shares in SSMC from the sixth year up to and including the tenth anniversary of the date of this Agreement, to a third party outside its own Group without the prior written consent of the other party, which consent shall not unreasonably be withheld.

4.02	Right of First Refusal

With due regard to the provisions of Section 4.01 hereinabove and except in case of exercise of the option under Section 1.03, in the event that any Shareholder (the “Seller”) receives at any time a bona fide offer (which offer the Seller shall be entitled to solicit) for its ownership interest in the registered capital of SSMC (a “Valid Offer”) from either any Shareholders or an unrelated, independent third party, being any third party or any company in which a Shareholder owns or controls, directly or indirectly, fifty percent (50%) or less of the voting shares (the “Offeror”) , the Seller may sell, assign and transfer all but not less than all of its

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ownership interest to the Offeror, provided that the Seller shall first have offered to the other Party or Parties the following rights in accordance with the following provisions:

(a)	the Seller shall first give to all of the other Shareholders (herein referred to as the “Non-Selling Parties”) a written notice of its desire to sell and transfer its ownership interest (“Notice of Intent”) to the Offeror and shall stipulate therein the price, term and conditions of the Valid Offer, and shall attach a copy of the Valid Offer;

(b)	within sixty (60) days of receipt of the Notice of Intent, any one or more of the Non-Selling Parties shall give the Seller (i) notice of its intent to purchase the Seller’s ownership interest upon the same terms and conditions as the Valid Offer (“Notice of Purchase”), (ii) notice of its objection to the Offeror (“Notice of Objection”), or (iii) notice of refusal of the aforementioned options (“Notice of Refusal”). In the event that any Non-Selling Party fails to give any of the notices contemplated in this subsection within the prescribed period, any such Non-Selling Party shall be deemed to have irrevocably given a Notice of Refusal;

(c)	in the event that any one or more of the Non-Selling Party(ies) give(s) Notice of Purchase, the Seller shall sell and transfer its ownership interest to the Non-Selling Party(ies) having given Notice of Purchase, and in case of more than one such Non-Selling Party(ies), then on a pro rata basis according to their then shareholding in SSMC, which the Non-Selling Party(ies) shall purchase upon the same terms and conditions as the Valid Offer and the closing of said purchase shall take place on the sixtieth (60th) day following receipt of the Notice(s) of Purchase at 10:00 a.m. local time at the head office of SSMC or such other date, time and place as may be agreed upon in writing by the Seller and the Non-Selling Party(ies) concerned;

(d)	in the event that any one or more of the Non-Selling Party(ies) give(s) Notice of Objection, which shall be exercised reasonably, the Seller shall not sell, assign and transfer any of its ownership interest to the Offeror and each such Non-Selling Party(ies) having given Notice of Objection shall within ten (10) days following the Notice of Objection send to the Seller its explanation of the reasons based on which such Non-Selling Party considers the concerned objection to the Offeror in the exercise of its reasonable discretion justified;

(e)	in the event that all the Non-Selling Parties give Notice of Refusal or are deemed to have given a Notice of Refusal, the Seller may sell and transfer its ownership interest to the Offeror upon the price, terms and conditions of the Valid Offer, provided that the Offeror must purchase the Seller’s entire ownership interest within ninety (90) days from the date of the Notice of Intent;

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(f)	notwithstanding any provision to the contrary herein, it is a mandatory condition of the Valid Offer that the Offeror shall pay cash to the Seller.

4.03	Permitted Transferees

In the event of any transfer of shares in SSMC during the term of this Agreement from a Shareholder to an outside third party, any company in which a Shareholder owns or controls, directly or indirectly, fifty percent (50%) or less of the voting shares or to a Subsidiary within its own Group, it shall be a condition precedent to such a transfer that the transferee and each of the Shareholders who shall dispose of any or all of its shares in SSMC or any beneficial interest therein and all Shareholders, shall enter into a further agreement to the effect that the rights and obligations of the disposing party under this Agreement are fully and effectively assumed by the transferee (provided that if a transferee does not acquire the entire interest of the transferor, such rights shall only be capable of being exercised jointly with the disposing party), without prejudice to any rights or obligations of any party for breach of this Agreement prior to the date of such disposal.

4.04	Pre-emptive Right

Each of the Shareholders, in its capacity as shareholder in SSMC, shall have a preemptive right (but not an obligation, except for the share issues referenced in the fourth paragraph of Section 1.02) to subscribe and pay for additional shares of SSMC, which may from time to time be issued or proposed for issuance, in proportion to its ownership of shares of SSMC immediately prior to such issuance.

ARTICLE V

BACK-UP SUPPORT

5.01	Financing

It is agreed that SSMC will be funded in accordance with the finance plan to be established in agreement between the Shareholders as part of the Initial Business Plan of SSMC and any agreed updated or amendments thereto. In this respect the Shareholders have taken due note that SSMC is eligible for and will be able to obtain a special Intech grant for some S$ 50 million and a special Capital Assistance Scheme loan for an amount of S$ 600 million at favourable terms. It is also noted that SSMC will enjoy a 10-year tax holiday in Singapore.

Other loans to support the operation of SSMC will be obtained from Shareholders or any of them, if found willing or from banks or similar institutions on

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commercial terms and conditions, on the understanding that it will be the aim that if any security is required, SSMC arranges for such security on the basis of its own assets and activities.

As regards profits it is understood that unless otherwise decided by the Board of Directors by super-majority vote including at least one (1) representative of each of the Shareholders at the time participating in SSMC, net earnings shall be distributed in full by way of cash dividend, it being understood that in no event dividend payments shall be made till the time all SSMC’s losses in previous years have been recuperated and that no dividend shall be paid during the period Philips has the right and option to buy shares in SSMC held by EDBI as specified in Section 1.03.

5.02	Technology Support

Each of TSMC and Philips will support SSMC by the transfer of full and complete information as regards advanced processes then in current volume production use at TSMC Group and Philips Group, as the case may be, as and when and in time as needed for SSMC to meet its agreed business objectives. It is expressly understood that the technology furnished by TSMC Group and Philips Group shall be used by SSMC only for production at the order of or as agreed by TSMC or Philips, as the case may be, and for no other purpose.

In addition to the general remuneration as specified in the Technology Cooperation Agreements between SSMC on the one hand and Philips and TSMC respectively, on the other hand, (hereafter “Technology Cooperation Agreements”) , SSMC will pay the Group arranging the transfer of a new process all reasonable cost associated with such transfer and the installation of such process at SSMC.

The cost associated to technical support of a Group in the qualification of a new product will be borne in accordance with the terms of the Technology Cooperation Agreements.

Improvements to installed processes requiring technical support by the Party interested in its use will be provided to SSMC in accordance with the terms of the Technology Cooperation Agreements.

All other technical support, not covered by the above Technology Cooperation Agreements, will be provided by or at the instruction of TSMC and Philips to SSMC at arm’s length prices.

Each of TSMC and Philips will use all reasonable efforts to have SSMC included under their patent cross license agreements with third parties to the extent current have made arrangements and licenses provide insufficient coverage. It is understood that this undertaking may justify a separate remuneration in the frame of the Technology Cooperation Agreements referred to above.

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5.03	Lease

EDBI will use all reasonable endeavours to assist SSMC in securing a Lease Agreement covering land and buildings at the Pasir Ris Wafer Fab Park with Jurong Town Corporation on most favorable terms and conditions.

5.04	General Support

Apart from their direct participation, aid and contributions in and to the management and business of SSMC, each of the Shareholders, directly or through their respective designees, are willing to provide general back-up support services to SSMC on a commercial basis. For EDBI this undertaking means that it will assist SSMC in the search and hiring of expert personnel, whilst for Philips this undertaking includes the preparedness to have its Singapore Subsidiaries provide general head office services as and to the extent required

ARTICLE VI

CAPACITY RIGHTS AND LOADING COMMITMENTS

6.01	Capacity Rights and Prices

It is agreed that after the initial ramp-up period Philips Group and TSMC Group will have rights as regards the actual annual capacity of SSMC as follows:

Philips Group: 60%
TSMC Group: 40%

After the initial-ramp up the capacity of SSMC shall be determined on an annual basis as set forth in Annex A to this Agreement, which Annex contains the Initial Business Plan referred to in Article VII.

SSMC will charge TSMC Group and Philips Group for Products supplied to them at prevailing market prices to be determined each quarter or other agreed period in good faith agreement between expert representatives designated by TSMC, Philips and SSMC ***.

6.02	Loading Commitments

TSMC and Philips both will strive to load SSMC as much as possible. In this respect, it is agreed that if either TSMC or Philips concludes in respect of any particular year that its Group will not be able to load its capacity obligation for

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any reason, it will promptly notify the CEO of SSMC. In that event the CEO will offer the capacity not utilized by that one Group to the other Group. Each of TSMC and Philips will ensure that its Group representative will respond to such notification by the CEO of SSMC without delay.

TSMC and Philips further agree that in respect of each year after the initial ramp-up period they and their respective Groups each will have the obligation to provide load to SSMC for minimum volumes equal to at least 70% of their respective rights on SSMC’s annual capacity as determined in respect of each such year on the basis of the capacity calculations elaborated in Annex A.

In case total capacity usage in any particular year after initial ramp-up falls below 70% of total available capacity as determined on the basis of the capacity calculations elaborated in Annex A, a cost compensation scheme will be applicable which will provide full coverage for all unavoidable costs directly associated with any shortfall in respect of the agreed 70% of total available capacity as incurred by SSMC (“the Unavoidable Shortfall Costs”). Unless otherwise proposed and agreed in good faith upon reasonable consideration of all pertinent elements, shortfall cost compensation payment will be due and payable by TSMC and/or Philips, as the case may be, to the extent for any reason TSMC Group and/or Philips Group did not meet their respective loading obligations (i.e. Philips 70% of 60%, and TSMC 70% of 40%), but never for an aggregate amount higher than needed to cover the total amount of the Unavoidable Shortfall Costs.

Annex B to this Agreement shall provide the Rules as regards the calculation of shortfall compensation payments.

ARTICLE VII

BUDGETS AND BUSINESS PLANS

Before October 15 of each calendar year as long as the fiscal year of SSMC corresponds to the calendar year, the Management Team shall submit to the Board of Directors of SSMC for its approval a Business Plan according to an agreed format, which shall be forward looking and cover at least four (4) years. The first such Business Plan, also referred to as the Initial Business Plan, is attached as Annex A to this Agreement.

Each Business Plan will at all times deal with the following matters in detail:

Strategy, Products, SSMC technology plan, including technology roadmap, process assumptions, product/process qualification, quality management and capacity ramp-up, and the operations/financial plan including key assumptions, spending, staffing, factory loading, factory output, cost assumptions, profit/loss, the balance sheet, funds flow, the capital plan and accounting.

- 16 -	SSMC Shareholders Agreement 15 March 1999

For greater certainty it is confirmed that the Business Plans of SSMC will pay due regard to the confirmed objective of the Shareholders that SSMC will meet performance parameters and achieve a ramp-up plan, which is according to best in-class standards.

The Board of Directors of SSMC shall approve each Business Plan with such modifications as it may deem necessary, within a period not exceeding one (1) month after receipt of the proposal by the Management Team as referenced in the first paragraph of this Article VII.

Upon approval by the Board of Directors of SSMC, the annual operational and investment budget for the following year, as contained in Business Plan concerned, shall be considered the approved operational and investment budget.

If, for any reason, the Board of Directors of SSMC shall not have approved an updated Business Plan for the next period, the operational and investment, budget for such next period shall be taken from the last Business Plan approved by the Board of Directors of SSMC.

ARTICLE VIII

EXCHANGE OF INFORMATION

AND

PROTECTION OF CONFIDENTIAL INFORMATION

It is recognized that in order to achieve an expeditious start for the desired cooperative relationship between the parties in and with regard to SSMC, certain highly confidential technical and business information will have to be disclosed in discussions among engineers and experts of the parties. In this connection it is agreed that each party shall use technical information received from the other party for review purposes only and shall treat as confidential and hold in strict confidence any and all business and technical information clearly marked by said other party as confidential, whether initially disclosed orally, or in writing, by demonstration or otherwise, provided that if such confidential information is not initially disclosed in writing, it is reduced to writing by the disclosing party within thirty (30) days after disclosure to the receiving party.

Confidential Information of the disclosing party will be treated by the receiving party in the same manner and with the same degree of care as it applies with respect to its own confidential information. The receiving party shall disclose confidential information of the disclosing party only to its employees and employees of its affiliated companies, who have a need to know and are aware of and have agreed to respect the conditions set forth herein.

- 17 -	SSMC Shareholders Agreement 15 March 1999

The parties hereto agree that they shall not disclose confidential information received from the other party to third parties, unless and to the extent that the receiving party can prove by written record or otherwise that said information:

(a)	was already in its possession prior to disclosure thereof by the other party;

(b)	is or becomes publicly known through no fault of the receiving party;

(c)	was lawfully obtained from a third party, who was free to disclose same without a confidentiality obligation;

(d)	was necessarily disclosed as the result of a commercially available product by a person other than the receiving party;

(e)	was disclosed as required by law; or

(f)	was independently developed by the receiving party without use of the confidential information of the disclosing party.

The furnishing of any information hereunder shall not be construed as the granting of a license under any patent, patent application, copyright or any other industrial or intellectual property right or as implying any obligation other than as specifically recited herein.

The parties hereto further agree that except as required by law or in the framework of any dispute-resolution pursuant to Section 11.03 or in connection with obtaining outside legal advice on a confidential basis, they shall not disclose to any third party or make any public announcement to news media or otherwise with respect to the terms and conditions of this Agreement without the prior written consent of the other parties, to the extent such terms and conditions are not publicly known by any other means such as via the Articles of Association.

ARTICLE IX

FREEDOM OF ACTION

Except as may be expressly provided otherwise in this Agreement, nothing will impair the rights of the parties or their respective Group to develop, make, use, market, sell, procure, or otherwise deal in products or services now or in the future, individually or jointly with others, which may be competitive, or compatible with, or relate in any way to the Products.

- 18 -	SSMC Shareholders Agreement 15 March 1999

ARTICLE X

COMMERCIAL EFFICACY:

CONTROL OVER AND LIABILITIES FOR ACTIONS BY

DIRECTORS AND OFFICERS

10.01	Obligation to give effect to this Agreement; Control over Directors and Officers.

Subject to applicable Singapore law, the parties hereto shall, in their capacity as Shareholders of SSMC, use all reasonable endeavors to assist SSMC in effecting commercial efficacy to the business of SSMC, as contemplated in this Agreement, and each of them shall help promote the business of SSMC by causing the Directors and Officers of SSMC nominated by it (in their capacity as such Directors and Officers) to take all necessary actions which are the duties, obligations and/or responsibilities of such Directors and Officers (including executing, delivering or filing certificates, agreements and instruments and complying in full with all legal requirements for the operations of SSMC) as if such Directors and Officers were the parties hereto and directly bound hereby, all in a timely fashion.

In addition, the parties hereto, in their capacity as Shareholders of SSMC, shall take all actions necessary to cause the Directors and Officers of SSMC nominated by them to comply with the terms of this Agreement, and to take such other actions as shall be needed to promote the agreed policies and objectives of SSMC.

10.02	Liability

The breach of any applicable law, rule, regulation or any provision of this Agreement or the Articles of Association of SSMC, or the taking of actions or the failure to take actions, prohibited or required by resolutions adopted at any shareholders’ or Board of Directors’ meeting, by any Director or officer of SSMC nominated by any party hereto, shall be deemed to be a breach of this Agreement by that party, who shall be liable to the other parties hereto and SSMC for all losses and damages arising therefrom, unless the party in breach shall have taken remedial actions within a period of sixty (60) days to have such breach cured.

- 19 -	SSMC Shareholders Agreement 15 March 1999

ARTICLE XI

GOVERNING LAW AND RESOLUTION OF DISPUTES

11.01	Governing Law

This Agreement and each part thereof shall be governed by and construed in accordance with the laws of Republic of Singapore.

11.02	Negotiations

Parties hereto agree to endeavor to identify in advance issues that could generate controversies or disputes, in order to permit their early resolution by friendly negotiations, and to use their best efforts to negotiate in good faith, for a period of sixty (60) days or such other period as shall be mutually agreed upon by them, to resolve all such controversies or disputes in an amicable manner.

11.03	Arbitration

In the event that any controversy or dispute among parties hereto arising out of or in connection with the validity, effectiveness, construction or performance of this Agreement, or any amendment, modification or addition hereto, or as to the construction hereof, or with respect to the rights, obligations or liabilities of any party hereunder (unless such agreements, amendments, modifications or additions expressly state that they shall not be subject to this Article XI) cannot, in the sole judgment of any party to the controversy or dispute, be resolved by negotiation pursuant to the terms of the preceding Section 11.02, then such party may require that such controversy or dispute be referred to, and settled by, arbitration proceedings in Singapore in accordance with the Arbitration Rules of the Singapore International Arbitration Center (“SIAC Rules”) from time to time in force , which SIAC Rules are deemed to be incorporated by reference in this Section 11.03. The law of the arbitration shall be the International Arbitration Act Cap. 143A. The language of the arbitration shall be the English language.

Any award of the Arbitral Tribunal shall be rendered in writing; shall state the reasons on which it was based and shall be final and binding on all parties hereto. The cost of arbitration shall be borne and paid for as the Arbitral Tribunal may direct in the award.

11.04	Enforcement of Arbitral Award

Judgment upon any arbitral award rendered under the preceding Section 11.03 may be entered in a competent court in the Republic of Singapore, where application may be made to such court for judicial recognition of that award and an order of enforcement, as the law of such jurisdiction may require and allow.

Each party hereto hereby agrees that any judgment upon an arbitral award rendered under the preceding Section 11.03 may be executed against the assets of that party in any jurisdiction. Each party hereto hereby also irrevocably submits to the jurisdiction of the court of any jurisdiction in any legal action or proceeding relating to such execution.

- 20 -	SSMC Shareholders Agreement 15 March 1999

ARTICLE XII

MISCELLANEOUS

12.01	Term and Termination

(a)	This Agreement shall take effect on the date on which it is signed by each of the three signatory parties and shall continue unless otherwise agreed in full force and effect as long as TSMC and Philips (together with their designated Subsidiaries and/or employees) each control at least eighty percent (80%) of the original total shareholding subscribed to by each of them pursuant to Article 1.02.

(b)	Upon the sale of all of its shares by EDBI, all rights and obligations of EDBI under this Agreement shall terminate except that all claims of any party hereto, including EDBI, against any other party for damages arising out of acts or omissions of such other party under this Agreement prior to the sale of all its shares by EDBI, shall survive such termination, and except that the provisions of Article VIII, Article XI and this Article XII shall survive such termination.

(c)	Similarly, upon termination of this Agreement, all of the rights and obligations hereunder shall terminate except that all claims of any party hereto against any other party for damages arising out of acts or omissions of such other party under this Agreement prior to termination, shall survive such termination, and except that the provisions of Articles 1.01, 2.03, 2.04 second paragraph and subsections (a) to (f) as well as last paragraph, first paragraph of 4.01, 4.03, VIII, XI and XII shall survive such termination. For the avoidance of any doubt, it is hereby confirmed that also upon termination of this Agreement the Directors and Officers of SSMC shall (and when needed, caused by the Shareholders to) take all necessary actions which are the legal duties, obligations and/or responsibilities of such Directors and Officers.

12.02	Force Majeure

Notwithstanding any other provision of this Agreement, in the event that the performance of an obligation under this Agreement by a party is prevented due to acts of God, governmental acts or decisions, wars, hostilities, blockades, civil disturbances, revolutions, strikes, lockouts, fire, typhoons, tidal waves, flood or any other causes beyond the reasonable control of such party, such party shall not be responsible to the other parties hereto for failure or delay in the performance of its

- 21 -	SSMC Shareholders Agreement 15 March 1999

obligations under this Agreement; provided that prompt notice shall have been given to all of the other parties of the occurrence of such force majeure event. If such an event continues for more than three (3) consecutive months, the parties hereto shall consult with each other about the continuation of this Agreement.

The foregoing provisions shall not exempt any party hereto from its duty to perform its obligations under this Agreement as soon as practicable after a force majeure event ceases to exist.

12.03	Representations and Warranties

Each	of the Shareholders to warrant and represent as follows:

(a)	It is a corporation duly organized and validly existing under the laws of its place of incorporation, and is not in receivership or liquidation or judicial management or any analogous situation.

(b)	It has full corporate power and authority to enter into, execute, deliver and perform all of its obligations under the Agreements and any other agreements to be executed by the Shareholders.

(c)	All actions, conditions and all corporate steps required to be taken, fulfilled and done (including the obtaining of any necessary consents) in order (i) to enable such party lawfully to enter into, exercise its necessary rights and perform and comply with its obligations under, this Agreement, and (ii) to ensure that those obligations are legally binding and enforceable have been taken, fulfilled and done.

(d)	All agreements and instruments of such party contemplated hereby shall be the legal, valid binding agreement of such party, enforceable against such party in accordance with their terms.

(e)	The execution, delivery and performance of the Agreements and the consummation of the transactions contemplated in it will not conflict with any law, order, judgment, decree, rule or regulation of any court, arbitral tribunal or government agency, or any agreement, instrument or indenture to which such party or any of its related corporations is a party or by which any thereof is bound.

12.04	Disclaimer of Agency

This Agreement does not constitute any party hereto as the representative or agent of any other party hereto or SSMC, nor does any party hereto have the right or authority to assume, create, or incur any liability or any obligation of any kind, express or implied, against or in the name of or on behalf of any other party hereto or SSMC, except as otherwise expressly stated herein.

- 22 -	SSMC Shareholders Agreement 15 March 1999

None of the parties hereto is authorized to accept legal process on behalf of any other party hereto or SSMC.

12.05	Assignment

Unless otherwise provided in this Agreement, none of the parties hereto may assign, transfer or otherwise convey its rights, interest or obligations hereto, herein or hereunder in whole or in part to any party in or outside its Group, without (i) the prior written consent of all of the other parties hereto and (ii) the agreement of the assignee to be bound by and fulfill all of the obligations and duties hereunder of the assigning party, it being understood that the parties have agreed to accept an assignment of this Agreement by a party to a member of its Group directly or indirectly wholly owned by the respective Shareholder, if the assigning party expressly confirms the undertaking reflected under (ii) above.

12.06	Entire Agreement

This Agreement, together with its annexes, constitutes the entire agreement and understanding between the parties hereto with respect to all matters provided herein, and supersedes and cancels all previous negotiations, statements, representations, undertakings, and agreements, if any, theretofore made between the parties hereto including but not limited to that Heads of Agreement between Philips Semiconductors International B.V. and TSMC dated September 1/15, 1998.

12.07	Annexes

All Annexes to this Agreement shall be deemed an integral part hereof.

12.08	Indemnification

Members of the Board of Directors and all employees of SSMC will have no liability for acts, omissions or obligations of SSMC or for their actions and omissions on behalf of SSMC (for which SSMC shall take up a Directors’ and Officers’ liability insurance), except in the event of fraud or gross negligence.

Each such member or employee shall be indemnified by SSMC, for any liability arising out of actions or omissions of that member or employee on behalf of SSMC, except in the case of fraud or gross negligence.

- 23 -	SSMC Shareholders Agreement 15 March 1999

12.09	Modifications or Amendments

No modification or amendment of this Agreement or any exhibit hereto shall be valid or binding, unless made in writing and signed by the duly authorized representatives of all parties hereto.

No waiver of any of the terms or conditions hereof shall be valid or binding, unless made in writing and signed by the duly authorized representatives of all parties hereto.

12.10	Counterparts

This Agreement may be executed in a number of counterparts, each such counterpart being deemed an original and all such counterparts together constituting one single instrument.

12.11	Section Headings

Section and Article headings herein are for convenience only and shall not affect the construction hereof.

12.12	Number

Unless the context otherwise requires, all words denoting the singular shall be taken to include the plural, and vice-versa.

12.13	Successors and Assigns

Subject to the provisions hereof, this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

12.14	Forbearance

The failure of any party hereto to seek redress for violation of, or to insist upon the strict performance of, any covenant, term, condition or obligation contained in this Agreement shall not prevent a subsequent similar act, which would have originally constituted a violation, from having the effect of any original violation.

12.15	Severability

Any provision of this Agreement which is invalid, illegal or unenforceable in any respect in any jurisdiction shall be, as to such jurisdiction, ineffective to the extent of such invalidity, illegality or enforceability of the remaining provisions hereof,

- 24 -	SSMC Shareholders Agreement 15 March 1999

and any such invalidity, illegality or unenforceability in any jurisdiction shall not invalidate or in any way affect the validity, legality or enforceability of such provision in any other jurisdiction.

12.16	Rights Cumulative

The rights and remedies provided in this Agreement are cumulative, and the exercise of any right or remedy by any party hereto shall not preclude or be deemed a waiver of such party’s rights to arbitrate, sue or otherwise claim compensation for losses and damages, or pursue any and all other remedies. Said rights and remedies are given in addition to any other rights or remedies such party may have at law, or under any statute, rules, regulation, or otherwise, except to the extent as such rights and remedies are otherwise expressly restricted by this Agreement.

12.17	Controlling Language

This Agreement has been signed and delivered in the English language, which shall be controlling. In case of conflict or discrepancy between the original in the English language and any translation, the original shall always prevail.

12.18	Expenses

Subject to any other provision herein to the contrary, each party hereto shall bear the expenses incurred by it in the performance of this Agreement, except that the expenses relating to the formation of SSMC and the issuance of its stock certificates, including all related taxes, stamp duties, fees, registration charges and legal and notarial expenses, shall be borne by SSMC.

12.19	Notices

All notices, demands, consents, requests or other communications provided for or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed properly delivered, given or served, when (a) personally delivered, (b) delivered by telecopier, or (c) mailed by certified or registered mail, postage prepaid, addressed to the Parties at the following addresses:

If to EDBI, to:	EDB Investments Pte Ltd
250 North Bridge Road #27-04 Raffles City Tower Singapore 179101
Att.: General Manager and Legal Manager
Fax: (65) 3362503

- 25 -	SSMC Shareholders Agreement 15 March 1999

If to Philips, to	Philips Semiconductors International B.V. Hurksestraat 19 5652 AH Eindhoven The Netherlands Att.: General Counsel Fax: (31) 40 2724005

If to TSMC,to:	Taiwan Semiconductor Manufacturing Company, Ltd. No 121 Park Avenue III Science-Based Industrial Park Hsinchu Taiwan, Republic of China Att.: President of TSMC Fax: (886) 3 5785295

all notices so mailed shall be deemed received at the earlier of actual receipt or three (3) business days after depositing the same in the mail. Any party hereto may change its address for the purpose of this Section 12.19 by giving ten (10) days’ prior written notice of such change of address to the other parties in the manner herein provided.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of this 30th day of March 1999

EDB Investments Pte Ltd	Koninklijke Philips Electronics N.V.

Name: Liow Voon Kheong	A.P.M. van der Poel
Designation: General Manager	Executive Vice-President and Chairman and CEO Philips Semiconductors
Taiwan Semiconductor
Manufacturing Company Ltd

Morris Chang
Chairman of the Board & CEO

- 26 -	SSMC Shareholders Agreement 15 March 1999

Annex A

SSMC Initial Business Plan—Starting Points

CapEx of MUS$*** for 360K wafers per year

Load shared 60/40 between Philips and TSMC

Load will be principally 0.25um, with some 0.35um and 0.18um

Wafers sold to TSMC and Philips at Market price less 10%

Royalty fees of *** of sales payable

Share Capital reaches a maximum of MUS$*** in Q2 of 2002

Thereafter debt maintained at ***

Cost levels benchmarked and agreed by TSMC and Philips

Ramp-up in line with the agreed plan; complete in Q4 2002

Ground-breaking Q2 1999; First wafers out Q4 2000

IBP Final

SSMC Initial Business Plan – Sales, Supplies and Results

US$ millions	1999		2000		2001		2002		2003		2004		2005		2006		2007		2008

8” Wafers:
Installed Capacity			***		***		***		***		***		***		***		***		***
Yield			***		***		***		***		***		***		***		***		***
Wafers Out			***		***		***		***		***		***		***		***		***

Sales & Supplies			***		***		***		***		***		***		***		***		***

IFO	***		***		***		***		***		***		***		***		***		***
as % of sales & supplies					***		***		***		***		***		***		***		***

NEBT	***		***		***		***		***		***		***		***		***		***

NOC	***		***		***		***		***		***		***		***		***		***

CapEx	***		***		***		***		***		***		***		***		***		***

Operational Cash Flow	***		***		***		***		***		***		***		***		***		***
Cumulative	*	**	*	**	*	**	*	**	*	**	*	**	*	**	*	**	*	**	*	**
Headcount	***		***		***		***		***		***		***		***		***		***

Royalties paid					***		***		***		***		***		***		***		***
Dividends paid							***		***		***		***		***		***		***

IBP Final

SSMC Initial Business Plan – Financing

US$ millions	1999	2000	2001	2002	2003	2004	2005	2006	2007	2008

NOC	***	***	***	***	***	***	***	***	***	***

FINANCING:
Philips	***	***	***	***	***	***	***	***	***	***
TSMC	***	***	***	***	***	***	***	***	***	***
EDBI	***	***	***	***	***	***	***	***	***	***
Share Capital	***	***	***	***	***	***	***	***	***	***

Accumulated losses	***	***	***	***	***	***	***	***	***	***
EQUITY	***	***	***	***	***	***	***	***	***	***

% debt	***	***	***	***	***	***	***	***	***	***
CAS loan	***	***	***	***	***	***	***	***	***	***
Other loans	***	***	***	***	***	***	***	***	***	***

TOTAL FINANCING	***	***	***	***	***	***	***	***	***	***

IBP Final

SSMC Initial Business Plan – Ramp-up Plan

8” Wafers:	1999	2000	2001	2002	2003	2004	2005	2006	2007	2008

Installed Capacity:	***	***	***	***	***	***	***	***	***	***

January	***	***	***	***	***	***	***	***	***	***
February	***	***	***	***	***	***	***	***	***	***
March	***	***	***	***	***	***	***	***	***	***
Q1	***	***	***	***	***	***	***	***	***	***
April	***	***	***	***	***	***	***	***	***	***
May	***	***	***	***	***	***	***	***	***	***
June	***	***	***	***	***	***	***	***	***	***
Q2	***	***	***	***	***	***	***	***	***	***
July	***	***	***	***	***	***	***	***	***	***
August	***	***	***	***	***	***	***	***	***	***
September	***	***	***	***	***	***	***	***	***	***
Q3	***	***	***	***	***	***	***	***	***	***
October	***	***	***	***	***	***	***	***	***	***
November	***	***	***	***	***	***	***	***	***	***
December	***	***	***	***	***	***	***	***	***	***
Q4	***	***	***	***	***	***	***	***	***	***

TOTAL Year	***	***	***	***	***	***	***	***	***	***

IBP Final

Annex B

1.	The annual budget, as defined in Article VII, will specify the total cost per wafer for the coming year based on the budgeted capacity. The total cost per wafer shall include all manufacturing cost plus operating expenses.

2.	The shortfall compensation per wafer is defined as the ***

The amount of the shortfall compensation per wafer for the coming year will be fixed at the time of preparing the budget.

3.	The calculation of the number of wafers for which compensation is to be paid is shown in the following example:

	Capacity	Commitment 70%	Examples
			A	B	C	D	E	F
TSMC	400	280	500	50	350	280	220	250
Philips	600	420	200	650	350	350	420	350
TOTAL	1000	700	700	700	700	630	640	600

Shortfall compensation payable:

A:	Total commitment of 70% is met. No compensation payable.

B:	Total commitment of 70% is met. No compensation payable.

C:	Total commitment of 70% is met. No compensation payable.

D:	Total shortfall of 70 wafers. TSMC meets its commitment. Philips pays compensation on 70 wafers.

E:	Total shortfall of 60 wafers. Philips meets its commitment. TSMC pays compensation on 60 wafers.

F:	Total shortfall of 100 wafers. Neither party meets its commitment. TSMC pays compensation on 30 wafers. Philips pays compensation on 70 wafers.

4.	The shortfall and compensation will be calculated on an annual basis. The amount of compensation will be invoiced and accounted for by SSMC prior to the end of the year to which it relates.

SHAREHOLDERS AGREEMENT

(SUPPLEMENTAL)

THIS SHAREHOLDERS AGREEMENT (SUPPLEMENTAL) (“this Supplement”) is made as of this 16th day of August 2002 by and among

EDB Investments Pte Ltd, a company incorporated in the Republic of Singapore and organized and existing under the laws of the Republic of Singapore, with its registered head office at 250 North Bridge Road, #27-04, Raffles City Tower, Singapore 179101 (“EDBI”)

of the first part

and

Koninklijke Philips Electronics N.V., a corporation organized and existing under the laws of The Netherlands, with its registered head office at Groenewoudseweg 1, 5621 BA Eindhoven, The Netherlands (“Philips”)

of the second part

and

Taiwan Semiconductor Manufacturing Company Ltd, a corporation organized and existing under the laws of the Republic of China, with its registered head office at No. 121 Park Avenue HI, Science-Based Industrial Park, Hsinchu, Taiwan, Republic of China (“TSMC”)

of the third part

EDBI, Philips and TSMC are hereinafter referred to collectively as “Parties” and individually as “Party”.

- -WITNESSETH- -

WHEREAS, EDBI, Philips and TSMC entered into a Shareholders Agreement dated 2 March 1999 (“Shareholders Agreement”) concerning the setting up and operation of Systems on Silicon Manufacturing Company Pte Ltd (“SSMC”).

AND WHEREAS, the Parties acknowledge that SSMC is in negotiations with certain financial institutions concerning external loans for its general business purposes, pursuant to which it would no longer be possible to maintain the original agreed debt to equity ratios set out in Section 1.02 of the Shareholders Agreement (“Debt to Equity Ratios”).

SSMC Shareholders Agreement 2 March 1999

NOW, THEREFORE, in furtherance of the foregoing premise, the Parties hereto hereby agree as follows:

ARTICLE I

WAIVER OF DEBT TO EQUITY RATIOS

1.01	Pursuant to Section 12.09 of the Shareholders Agreement, the Parties hereto waive the Debt to Equity Ratios with effect from 1 December 2001, such that the same no longer apply with effect from that date.

1.02	All other provisions of the Shareholders Agreement remain unchanged, save to the extent required to be amended mutatis mutandi be reason of Section 1.01 above.

IN WITNESS WHEREOF, the Parties hereto have executed this Supplement as of this 16th day of August 2002.

EDB Investments Pte Ltd		Koninklijke Philips Electronics N.V.

Name:	Liow Voon Kheong	Carlo van den Akker
Designation:	General Manager	General Counsel and Vice-President (signing under Power of Attorney)

Taiwan Semiconductor Manufacturing Company Ltd

Name:	Rick Tsai
Designation:	President

TSMC-ROYALPHILIPS-PSI AGREEMENT

THIS TSMC-ROYAL PHILIPS-PSI AGREEMENT (the “Agreement”) is entered into by and between KONINKLIJKE PHILIPS ELECTRONICS N.V. of Amsterdam, the Netherlands (“Royal Philips”), PHILIPS SEMICONDUCTORS INTERNATIONAL B.V. of Eindhoven, the Netherlands (“PSI”) and TAIWAN SEMICONDUCTOR MANUFACTURING COMPANY LTD of Hsin-Chu, Taiwan, Republic of China and its Subsidiaries (“TSMC”) on September 25, 2006 (the “Effective Date”). Royal Philips, PSI and TSMC may be referred to individually as a Party or collectively as the Parties as the case may require.

BACKGROUND

PSI is a wholly-owned subsidiary of Royal Philips and has been and will continue to be the management company for the worldwide semiconductor businesses and operations of Philips Semiconductors;

PSI and TSMC have entered into the Crolles Agreements and the Capacity Support Agreement referred to below;

Royal Philips and TSMC have entered into the SSMC Agreements and the TCA referred to below;

Philips’ current intention is to sell a majority of its shareholding in PSI to a group of private equity investors, upon which event, PSI will change its corporate name into NXP b.v. (which sale shall be hereinafter referred to as the “NXP Transaction”);

TSMC desires to protect its confidential and proprietary information that has been provided to Royal Philips and PSI, and to continue its strategic collaborative engagements with PSI (to be renamed NXP if and when such transaction occurs);

By entering into this Agreement, TSMC, Philips and PSI agree as follows:

1.	With respect to SSMC Shareholder Agreement of March 30, 1999 and Supplemental of August 16, 2000 (“SSMC Agreement”):

The Parties agree that if NXP Transaction occurs, NXP shall assume all of Royal Philips and PSI’s obligations under the SSMC Agreement, including, inter alia, obligations relating to protecting TSMC confidential and proprietary information, seeking TSMC’s prior written consent to any subsequent sale or transfer to SSMC assets or shares, and TSMC’s right of first refusal to purchase any and all of NXP’s ownership interest in SSMC.

1

Subject to the Parties’ agreement above, TSMC hereby approves the transfer by Royal Philips to PSI of all of the SSMC shares held by Royal Philips.

Royal Philips hereby cedes, assigns and transfers to PSI, with TSMCs approval, and PSI hereby accepts, all of Royal Philips’ rights and obligations under SSMC Agreement.

2.	With respect to TSMC-Philips Technology Cooperation Agreement of July 9, 1997 and amended and restated as of January 01, 2004 (“TCA”):

The Parties agree that if NXP Transaction occurs, NXP shall assume all of Royal Philips and PSI’s obligations under the TCA, including, inter alia, obligations relating to protecting TSMC confidential and proprietary information, and seeking TSMC’s prior written consent to any subsequent sale, transfer or assignment of the TCA.

Subject to the Parties’ agreement above, TSMC hereby approves the transfer by Royal Philips all of its rights, liabilities and obligations arising from or relating to the Crolles Agreement to PSI.

Royal Philips hereby cedes, assigns and transfers to PSI, with TSMCs approval, and PSI hereby accepts, all of Royal Philips’ rights and obligations under the TCA.

3.	With respect to the Amended and Restated Technology Cooperation Agreement and the 2nd Amendment effective as of July 16, 2001 (the “Crolles Agreement”):

The Parties agree that if NXP Transaction occurs, NXP shall assume all of Royal Philips and PSI’s obligations under the Crolles Agreement, including, inter alia, obligations relating to protecting TSMC confidential and proprietary information, and seeking TSMC’s prior written consent to any subsequent sale, assignment to transfer of the Crolles Agreement.

Subject to the Parties’ agreement above, TSMC hereby approves the transfer by Royal Philips all its rights, liabilities and obligations arising from or relating to the Crolles Agreement to PSI.

TSMC and PSI agree that notwithstanding the change of control experienced by PSI, PSI will remain Party to the Crolles Agreement, and will continue to be subject to its terms and conditions.

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4.	With respect to related Capacity Support Agreements effective on March 18, 2003 (for 0.13um products) and July 08, 2005 (for 90nm products) separately (“CSA”):

The Parties agree that if NXP Transaction occurs, NXP shall assume all of Royal Philips and PSI’s obligations under the CSA, including, inter alia, obligations relating to protecting TSMC confidential and proprietary information, and seeking TSMC’s prior written consent to any subsequent sale, assignment or transfer of the CSA.

Subject to the Parties’ agreement above, TSMC hereby approves the transfer by Royal Philips all of its rights, liabilities obligations arising from or relating to the CSA to PSI.

TSMC and PSI agree that notwithstanding the change of control experienced by PSI, PSI will remain Party to the CSA, and will continue to be subject to its terms and conditions.

5.	Miscellaneous:

A.	The Parties hereby agree that nothing contained in this Agreement shall be construed or interpreted so that TSMC’s consents will be extended beyond the scope of what have been expressly specified under this Agreement. In particular, notwithstanding Philips’ notice to TSMC regarding Philips’ proposed disposal of a majority interest in PSI or any other public reports on said disposal and PSI/NXP arrangements, nothing contained herein shall constitute TSMC’s express or implied consent to future business arrangements by Philips or PSI with any third parties.

B.	The terms and conditions of this Agreement shall supersede and take precedence over any and all contrary or conflicting terms and conditions under the SSMC Agreement, the Crolles Agreement, the TSC, and the CSA (collectively, the “TSMC-Philips Transactional Agreements”).

C.	If ambiguity arises under this Agreement or any of the TSMC-Philips Transactional Agreements, the Parties agree that such ambiguity shall be construed and interpreted in a way favorable to protect the Parties’ technologies and intellectual property rights and assets. The Parties also agree that the rule of interpreting the contract against its drafter shall not apply herein.

D.	Philips and PSI agree to cause NXP, immediately after NXP Transaction occurs, to be bound by and ratify this Agreement and all the terms and conditions of TSMC-Philips Transactional Agreements by countersigning below.

IN WITNESS WHEREOF, THE PARTIES HAVE CAUSED THIS AMENDMENT TO BE SIGNED BY THEIR DULY AUTHORIZED REPRESENTATIVES.

Royal Philips		TSMC

By:		By:
Name:	Eric Coutinho	Name:	Richard L. Thurston
Title:	General Secretary	Title:	Vice President & General Counsel

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Date:	27-9-2006	Date:	27 September 2006

PSI		Ratified by NXP
By:		By:

Name:	G.R.C. Dierick	Name:

Title:	SVP & General Counsel	Title:

Date:	27-09-2006	Date:

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